EXHIBIT 23



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts"

in the Registration Statement (Form S-3) and related Prospectus of Hovnanian

Enterprises, Inc. for the registration of 1,083,454 shares of its Class A

Common stock and to the incorporation by reference therein of our report dated December 15, 1998, with respect to the consolidated financial statements and schedules of Hovnanian Enterprises, Inc. included in its Annual

Report (Form 10-K) for the fiscal year ended October 31, 1998, filed with the

Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


New York, New York
September 24, 1999